                                                                   EXHIBIT 99.12

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a nominee for director of Travelocity.com Inc., a Delaware corporation, and to become director of Travelocity.com on or prior to the Closing Date of the Merger, as defined in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

Dated:   January 13, 2000

                                                /s/ James D. Marsicano
                                                -------------------------
                                                Name: James D. Marsicano